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                                                                 EXHIBIT 23.1.1










                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statement of Patterson Energy, Inc. on Form S-3 (File No. 333-29035) of our report dated March 10, 1997, on our audits of the consolidated financial statements of Patterson Energy, Inc. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which is included in Patterson Energy, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."





                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.

Dallas, Texas
August 5, 1997